EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                                                   State of
                                                            Percentage of       Incorporation or
    Parent                         Subsidiary                 Ownership           Organization
    ------                         ----------                 ---------           ------------
First Midwest               First Federal Savings Bank           100%           Federal
Financial, Inc.             of the Midwest

First Midwest               Security State Bank                  100%           Iowa
Financial, Inc.

First Midwest               First Midwest Financial              100%           Delaware
Financial, Inc.             Capital Trust I

First Midwest               First Services Trust                 100%           South Dakota
Financial, Inc.             Company

First Federal Savings       First Services Financial             100%           Iowa
Bank of the Midwest         Limited

First Services              Brookings Service                    100%           South Dakota
Financial Limited           Corporation

      The financial statements of First Midwest Financial, Inc. are consolidated with those of its subsidiaries.